UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2014

C&F FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240-13e-4c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 16, 2014, C&F Financial Corporation (the Corporation) named Thomas F. Cherry, President. In addition to his role as President, Mr. Cherry will continue as the Corporation’s Chief Financial Officer until a successor is named. Mr. Cherry succeeds Larry G. Dillon, who will remain the Chairman and Chief Executive Officer of the Corporation.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 16, 2014, and in connection with the appointment of Thomas F. Cherry as President of the Corporation, the Corporation’s Bylaws were amended to separate the offices of the Chief Executive Officer and the President and to make certain related changes.

Under the Corporation’s amended Bylaws, the Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the Corporation, and the President shall have general supervision over, responsibility for and control of the other officers (other than the Chief Executive Officer), agents and employees of the Corporation.  A full description of the Chief Executive Officer’s role is found in Article IV, Section 3 of the Corporation’s amended Bylaws, and a full description of the President’s role is found in Article IV, Section 4 of the Corporation’s amended Bylaws.  The amended Bylaws also implement the following related changes:

●	Article II, Section 4: A special meeting of the Corporation’s shareholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors.
●

Article II, Section 9: The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, or in the Chief Executive Officer’s absence the President, shall act as chairman of and preside over meetings of the Corporation’s shareholders.

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Article III, Section 4: A special meeting of the Corporation’s Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any two of the directors.

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Article III, Section 8: The Chairman of the Board of Directors, or in his absence the Chief Executive Officer (provided that the Chief Executive Officer serves as a director of the Corporation), shall act as chairman and preside over meetings of the Board of Directors.

●

Article IV, Section 7: The position of Treasurer has been removed as a required officer of the Corporation, and the Chief Financial Officer now has the authority and responsibilities previously ascribed to the office of Treasurer.

The amended Bylaws also revise the provisions of Article II, Section 2 regarding preparation of lists of shareholders to conform to the applicable provisions of the Virginia Stock Corporation Act, as amended.  The amended Bylaws implement certain additional administrative revisions, including conforming revisions related to the separating the offices of the Chief Executive Officer and the President and ascribing to the Chief Financial Officer the authority and responsibilities previously ascribed to the Treasurer.

A copy of the Corporation’s Amended and Restated Bylaws (as adopted December 16, 2014) is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits

            (d)        Exhibits

                        3.1      Amended and Restated Bylaws of C&F Financial Corporation (as adopted December 16, 2014)

                        99.1    C&F Financial Corporation press release dated December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
REGISTRANT

Date: December 22, 2014	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
President and Chief Financial Officer